Exhibit (15)

The Board of Directors and Shareholders of
S&P Global Inc.

We are aware of the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-146981) pertaining to the Debt Securities of The McGraw-Hill Companies, Inc.,

2.	Registration Statements (Form S-8 No. 33-49743, No. 333-30043 and No. 333-40502) pertaining to the 1993 Employee Stock Incentive Plan,

3.	Registration Statements (Form S-8 No. 333-92224 and No. 333-116993) pertaining to the 2002 Stock Incentive Plan,

4.	Registration Statement (Form S-8 No. 333-06871) pertaining to the Director Deferred Stock Ownership Plan,

5.
Registration Statement (Form S-8 No. 33-50856) pertaining to The Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, The Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, The Standard & Poor's Savings Incentive Plan for Represented Employees, The Standard & Poor's Employee Retirement Account Plan for Represented Employees, The Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries,

6.
Registration Statement (Form S-8 No. 333-126465) pertaining to The Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Standard & Poor's Savings Incentive Plan for Represented Employees, and The Standard & Poor's Employee Retirement Account Plan for Represented Employees,

7.
Registration Statement (Form S-8 No. 333-157570) pertaining to The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and The Standard & Poor's 401(k) Savings and Profit Sharing Plan for Represented Employees,

8.	Registration Statement (Form S-8 No. 333-167885) pertaining to The Amended and Restated 2002 Stock Incentive Plan,

9.
Registration Statement (Form S-8 No. 333-170902) pertaining to The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and The Standard & Poor's 401(k) Savings and Profit Sharing Plan for Represented Employees,

10.
Registration Statement (Form S-4 No. 333-207675) and related Prospectus of McGraw Hill Financial, Inc. for the registration of $400,000,000 2.500% Senior Notes due 2018, $700,000,000 3.300% Senior Notes due 2020, $700,000,000 4.000% Senior Notes due 2025 and $900,000,000 4.400% Senior Notes due 2026, and

11.	Registration Statement (Form S-3 No. 333-212304) pertaining to Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Units and Guarantees of Debt Securities of S&P Global Inc.

of our report dated November 3, 2016 relating to the unaudited consolidated interim financial statements of S&P Global Inc., which are included in its Form 10-Q for the quarter ended September 30, 2016.

/s/ ERNST & YOUNG LLP

New York, New York
November 3, 2016